Boise Cascade	Exhibit 99.1
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728

News Release

Investor Relations Contact - Wayne Rancourt 208 384 6073	Media Contact - John Sahlberg 208 384 6451

For Immediate Release: July 24, 2014

Boise Cascade Company Reports 2014 Second Quarter Net Income of $26.4 Million on Sales of $961.2 Million

BOISE, Idaho - Boise Cascade Company (Boise Cascade or Company) (NYSE: BCC) today reported net income of $26.4 million, or $0.67 per share, on sales of $961.2 million for the second quarter ended June 30, 2014.

Second Quarter 2014 Highlights

	2Q 2014	2Q 2013	% change

	(thousands, except per-share data and percentages)

Consolidated Results
Sales	$961,187	$852,295	13%
Net income	26,418	10,412	154%
Net income per common share - diluted	0.67	0.24	179%
EBITDA[1]	58,652	30,694	91%
Segment Results
Wood Products sales	$351,011	$280,417	25%
Wood Products EBITDA[1]	41,257	29,562	40%
Building Materials Distribution sales	758,375	681,486	11%
Building Materials Distribution EBITDA[1]	21,795	5,493	297%
Corporate EBITDA[1]	(4,400)	(4,361)	1%
1 For reconciliations of non-GAAP measures, see summary notes at the end of this press release.

In second quarter 2014, total and single-family U.S. housing starts increased approximately 12% and 4%, respectively, from the same period last year. The July 2014 Blue Chip consensus forecast for 2014 reflects 1.04 million total U.S. housing starts, a 12% expected increase from 2013 levels, but still well below the historical average for the last 20 years of approximately 1.4 million starts per year.

“Second quarter demand for the products we manufacture and distribute was markedly better than in first quarter, as weather improved across the country and housing and repair and remodel activity regained momentum. We generated good sales volume growth in engineered wood products and our distribution business. While plywood prices declined compared to last year's second quarter, pricing remains favorable and we saw improved pricing sequentially on essentially all of our manufactured products,” stated Tom Carlile, CEO.

Wood Products

Sales, including sales to our Building Materials Distribution (BMD) segment, increased $70.6 million, or 25%, to $351.0 million for the three months ended June 30, 2014, from $280.4 million for the three months ended June 30, 2013. The sales growth was driven primarily by plywood and EWP volume increases. Plywood sales volumes increased 21% primarily due to the acquisition of two plywood manufacturing facilities on September 30, 2013. EWP sales improved with I-joists and LVL sales volumes up 29% and 28%, respectively, and I-joists and LVL sales prices up 8% and 4%, respectively. Improved lumber, particleboard, and byproduct sales also contributed to the increase in sales. These increases were offset partially by 8% lower plywood sales prices.

Wood Products EBITDA increased $11.7 million to $41.3 million for the three months ended June 30, 2014, from $29.6 million for the three months ended June 30, 2013. The improvement in EBITDA included $4.8 million related to the acquired plywood operations. Overall, the increase in EBITDA was due primarily to higher plywood sales volumes and higher EWP and lumber sales prices, as well as lower costs of OSB in the manufacture of I-joists. These improvements in EBITDA were offset partially by lower plywood sales prices and higher log costs.

Building Materials Distribution

Sales increased $76.9 million, or 11%, to $758.4 million for the three months ended June 30, 2014, from $681.5 million for the three months ended June 30, 2013. Compared with the same quarter in the prior year, the overall increase in sales was driven primarily by improvements in sales volumes of 15%, offset partially by a decrease in sales prices of 3%. By product line, sales of EWP increased 36%, general line product sales increased 9%, and commodity sales increased 6%.

BMD EBITDA increased $16.3 million to $21.8 million for the three months ended June 30, 2014, from $5.5 million for the three months ended June 30, 2013. The increase in EBITDA was driven primarily by a higher gross margin of $23.7 million, including an improvement in gross margin percentage of 220 basis points. The relative improvement in gross margin percentage resulted from more stable commodity product pricing during second quarter 2014 as compared with a steady decline in commodity prices throughout second quarter 2013.

Balance Sheet

Boise Cascade ended the second quarter with $129.9 million of cash and cash equivalents and $342.0 million of undrawn committed bank line availability, for total available liquidity of $471.9 million. The company reported $301.5 million of outstanding debt at June 30, 2014.

Outlook

We expect to continue to experience demand below 20-year average historical levels for the products we manufacture and distribute. The housing industry in the U.S. improved in 2012 and 2013, and we remain optimistic that the improvement in demand for our products will continue during the balance of 2014. Future commodity product pricing could be volatile in response to industry capacity restarts and operating rates, inventory levels in various distribution channels, and seasonal demand patterns. We expect to manage our production levels to our sales demand, which will likely result in operating some of our facilities below their capacity until demand improves further.

About Boise Cascade

Boise Cascade Company is one of the largest producers of plywood and engineered wood products in North America and a leading U.S. wholesale distributor of building products. For more information, please visit our website at www.bc.com.

Webcast and Conference Call

Boise Cascade will host a webcast and conference call on Thursday, July 24, at 11 a.m. Eastern, at which time we will review the Company's second quarter.

You can join the webcast through our website by going to www.bc.com and clicking on the Event Calendar link under the Investor Relations heading. Please go to the website at least 15 minutes before the start of the webcast to register. To join the conference call, dial 855-209-5834 (international callers should dial 315-625-6883), participant passcode 74708726, at least 10 minutes before the start of the call.

The archived webcast will be available in the Investor Relations section of our website. A replay of the conference call will be available from Thursday, July 24, at 2 p.m. Eastern through Thursday, July 31, at 11 p.m. Eastern. Replay numbers are 855-859-2056 for U.S. calls and 404-537-3406 for international calls, and the passcode will be 74708726.

Basis of Presentation

We refer to the term EBITDA in this earnings release as a supplemental measure of our performance and liquidity that is not required by or presented in accordance with generally accepted accounting principles in the United States ("GAAP"). We define EBITDA as income before interest (interest expense and interest income), income taxes, and depreciation and amortization.

EBITDA is the primary measure used by our management to evaluate segment operating performance and to decide how to allocate resources to segments. We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our Company on an ongoing basis using criteria that are used by our management and because it is frequently used by investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates. We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income, income from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of EBITDA instead of net income or segment income has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization, which represent unavoidable operating costs. Management compensates for these limitations by relying on our GAAP results. Our measure of EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This news release contains statements that are “forward looking” within the Private Securities Litigation Reform Act of 1995. These statements speak only as of the date of this press release. While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

Boise Cascade Company
Consolidated Statements of Operations
(unaudited, in thousands, except per-share data)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2014	June 30
	2014	2013		2014	2013

Sales	$961,187	$852,295	$767,180	$1,728,367	$1,597,173

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	823,532	750,996	672,608	1,496,140	1,395,843
Depreciation and amortization	12,482	8,766	12,320	24,802	17,243
Selling and distribution expenses	67,181	60,102	58,930	126,111	117,106
General and administrative expenses	11,925	10,251	10,665	22,590	20,297
Other (income) expense, net	163	(39)	(1,900)	(1,737)	(173)
	915,283	830,076	752,623	1,667,906	1,550,316

Income from operations	45,904	22,219	14,557	60,461	46,857

Foreign currency exchange gain (loss)	266	(291)	(89)	177	(371)
Interest expense	(5,519)	(4,781)	(5,512)	(11,031)	(9,672)
Interest income	53	62	70	123	124
	(5,200)	(5,010)	(5,531)	(10,731)	(9,919)

Income before income taxes	40,704	17,209	9,026	49,730	36,938
Income tax (provision) benefit (a)	(14,286)	(6,797)	(3,461)	(17,747)	54,310
Net income	$26,418	$10,412	$5,565	$31,983	$91,248

Weighted average common shares outstanding:
Basic	39,420	43,229	39,372	39,399	40,415
Diluted	39,463	43,233	39,452	39,458	40,417

Net income per common share:
Basic	$0.67	$0.24	$0.14	$0.81	$2.26
Diluted	$0.67	$0.24	$0.14	$0.81	$2.26

See accompanying summary notes to consolidated financial statements and segment information.

Wood Products Segment
Statements of Operations
(unaudited, in thousands, except percentages)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2014	June 30
	2014	2013		2014	2013

Segment sales	$351,011	$280,417	$293,274	$644,285	$549,633

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	299,993	241,745	260,863	560,856	475,129
Depreciation and amortization	10,044	6,517	9,980	20,024	12,770
Selling and distribution expenses	7,146	6,709	6,738	13,884	13,402
General and administrative expenses	2,418	2,408	2,649	5,067	4,539
Other (income) expense, net	197	(7)	(3)	194	(60)
	319,798	257,372	280,227	600,025	505,780

Segment income	$31,213	$23,045	$13,047	$44,260	$43,853

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	85.5%	86.2%	88.9%	87.1%	86.4%
Depreciation and amortization	2.9%	2.3%	3.4%	3.1%	2.3%
Selling and distribution expenses	2.0%	2.4%	2.3%	2.2%	2.4%
General and administrative expenses	0.7%	0.9%	0.9%	0.8%	0.8%
Other (income) expense, net	0.1%	—%	—%	—%	—%
	91.1%	91.8%	95.6%	93.1%	92.0%

Segment income	8.9%	8.2%	4.4%	6.9%	8.0%

Building Materials Distribution Segment
Statements of Operations
(unaudited, in thousands, except percentages)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2014	June 30
	2014	2013		2014	2013

Segment sales	$758,375	$681,486	$585,530	$1,343,905	$1,262,615

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	672,355	619,174	523,344	1,195,699	1,136,176
Depreciation and amortization	2,394	2,217	2,307	4,701	4,395
Selling and distribution expenses	60,035	53,393	52,192	112,227	103,704
General and administrative expenses	4,232	3,480	3,766	7,998	7,222
Other (income) expense, net	(42)	(54)	(1,940)	(1,982)	(155)
	738,974	678,210	579,669	1,318,643	1,251,342

Segment income	$19,401	$3,276	$5,861	$25,262	$11,273

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	88.7%	90.9%	89.4%	89.0%	90.0%
Depreciation and amortization	0.3%	0.3%	0.4%	0.3%	0.3%
Selling and distribution expenses	7.9%	7.8%	8.9%	8.4%	8.2%
General and administrative expenses	0.6%	0.5%	0.6%	0.6%	0.6%
Other (income) expense, net	—%	—%	(0.3)%	(0.1)%	—%
	97.4%	99.5%	99.0%	98.1%	99.1%

Segment income	2.6%	0.5%	1.0%	1.9%	0.9%

Segment Information
(unaudited, in thousands)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2014	June 30
	2014	2013		2014	2013
Segment sales
Wood Products	$351,011	$280,417	$293,274	$644,285	$549,633
Building Materials Distribution	758,375	681,486	585,530	1,343,905	1,262,615
Intersegment eliminations	(148,199)	(109,608)	(111,624)	(259,823)	(215,075)
	$961,187	$852,295	$767,180	$1,728,367	$1,597,173

Segment income (loss)
Wood Products	$31,213	$23,045	$13,047	$44,260	$43,853
Building Materials Distribution	19,401	3,276	5,861	25,262	11,273
Corporate and Other	(4,444)	(4,393)	(4,440)	(8,884)	(8,640)
	46,170	21,928	14,468	60,638	46,486

Interest expense	(5,519)	(4,781)	(5,512)	(11,031)	(9,672)
Interest income	53	62	70	123	124
Income before income taxes	$40,704	$17,209	$9,026	$49,730	$36,938

EBITDA (b)
Wood Products	$41,257	$29,562	$23,027	$64,284	$56,623
Building Materials Distribution	21,795	5,493	8,168	29,963	15,668
Corporate and Other	(4,400)	(4,361)	(4,407)	(8,807)	(8,562)
	$58,652	$30,694	$26,788	$85,440	$63,729

See accompanying summary notes to consolidated financial statements and segment information.

Boise Cascade Company
Consolidated Balance Sheets
(unaudited, in thousands)

	June 30, 2014	December 31, 2013

ASSETS

Current
Cash and cash equivalents	$129,919	$118,249
Receivables
Trade, less allowances of $2,249 and $2,509	218,940	152,240
Related parties	714	583
Other	6,373	7,268
Inventories	410,565	383,359
Deferred income taxes	18,028	18,151
Prepaid expenses and other	8,727	7,855
Total current assets	793,266	687,705

Property and equipment, net	355,358	360,985
Timber deposits	6,386	6,266
Deferred financing costs	7,753	8,334
Goodwill	21,823	21,823
Intangible assets, net	10,230	10,277
Deferred income taxes	—	760
Other assets	8,749	8,036
Total assets	$1,203,565	$1,104,186

Boise Cascade Company
Consolidated Balance Sheets (continued)
(unaudited, in thousands, except per-share data)

	June 30, 2014	December 31, 2013

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable
Trade	$204,324	$139,636
Related parties	2,378	2,484
Accrued liabilities
Compensation and benefits	52,588	60,527
Income taxes payable	9,249	166
Interest payable	3,297	3,294
Other	34,834	32,910
Total current liabilities	306,670	239,017

Debt
Long-term debt	301,516	301,613

Other
Compensation and benefits	91,606	96,536
Other long-term liabilities	16,964	14,539
	108,570	111,075

Commitments and contingent liabilities

Stockholders' equity
Preferred stock, $0.01 par value per share; 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 300,000 shares authorized, 43,271 and 43,229 shares issued, respectively	433	432
Treasury Stock, 3,864 shares at cost	(100,000)	(100,000)
Additional paid-in capital	498,945	496,593
Accumulated other comprehensive loss	(55,257)	(55,249)
Retained earnings	142,688	110,705
Total stockholders' equity	486,809	452,481
Total liabilities and stockholders' equity	$1,203,565	$1,104,186

Boise Cascade Company
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended
	June 30
	2014	2013
Cash provided by (used for) operations
Net income	$31,983	$91,248
Items in net income not using (providing) cash
Depreciation and amortization, including deferred financing costs and other	25,616	18,131
Stock-based compensation	2,310	1,073
Pension expense	357	5,434
Deferred income taxes	2,721	(66,314)
Other	(1,729)	(277)
Decrease (increase) in working capital
Receivables	(65,953)	(71,487)
Inventories	(27,206)	(42,544)
Prepaid expenses and other	(3,424)	(2,523)
Accounts payable and accrued liabilities	58,393	36,661
Pension contributions	(780)	(9,970)
Income taxes payable	10,993	(881)
Other	(3,956)	(4,546)
Net cash provided by (used for) operations	29,325	(45,995)

Cash provided by (used for) investment
Expenditures for property and equipment	(21,971)	(14,042)
Proceeds from sales of assets	4,637	546
Other	32	10
Net cash used for investment	(17,302)	(13,486)

Cash provided by (used for) financing
Net proceeds from issuance of common stock	—	262,599
Issuances of long-term debt, including revolving credit facility	57,600	55,000
Payments of long-term debt, including revolving credit facility	(57,600)	(80,000)
Financing costs	(11)	(321)
Other	(342)	191
Net cash provided by (used for) financing	(353)	237,469

Net increase in cash and cash equivalents	11,670	177,988

Balance at beginning of the period	118,249	45,893

Balance at end of the period	$129,919	$223,881

Summary Notes to Consolidated Financial Statements and Segment Information
The Consolidated Statements of Operations, Segment Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2013 Form 10-K and the Company’s other filings with the Securities and Exchange Commission. Net income for all periods presented involved estimates and accruals.

(a)
The six months ended June 30, 2013 includes a $68.7 million income tax benefit associated with the recording of net deferred tax assets upon the Company's conversion from a limited liability company to a corporation.

(b)
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation and amortization. The following table reconciles net income to EBITDA for the three months ended June 30, 2014 and 2013, and March 31, 2014, and the six months ended June 30, 2014 and 2013:

	Three Months Ended			Six Months Ended
	June 30		March 31, 2014	June 30
	2014	2013		2014	2013

	(unaudited, in thousands)

Net income	$26,418	$10,412	$5,565	$31,983	$91,248
Interest expense	5,519	4,781	5,512	11,031	9,672
Interest income	(53)	(62)	(70)	(123)	(124)
Income tax provision (benefit)	14,286	6,797	3,461	17,747	(54,310)
Depreciation and amortization	12,482	8,766	12,320	24,802	17,243
EBITDA	$58,652	$30,694	$26,788	$85,440	$63,729

The following table reconciles segment income (loss) to EBITDA for the three months ended June 30, 2014 and 2013, and March 31, 2014, and the six months ended June 30, 2014 and 2013:

	Three Months Ended			Six Months Ended
	June 30		March 31, 2014	June 30
	2014	2013		2014	2013

	(unaudited, in thousands)
Wood Products
Segment income	$31,213	$23,045	$13,047	$44,260	$43,853
Depreciation and amortization	10,044	6,517	9,980	20,024	12,770
EBITDA	41,257	29,562	23,027	64,284	56,623

Building Materials Distribution
Segment income	19,401	3,276	5,861	25,262	11,273
Depreciation and amortization	2,394	2,217	2,307	4,701	4,395
EBITDA	21,795	5,493	8,168	29,963	15,668

Corporate and Other
Segment loss	(4,444)	(4,393)	(4,440)	(8,884)	(8,640)
Depreciation and amortization	44	32	33	77	78
EBITDA	(4,400)	(4,361)	(4,407)	(8,807)	(8,562)

Total Company EBITDA	$58,652	$30,694	$26,788	$85,440	$63,729